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Exhibit 99T3E.6

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.—Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:			Give the social security number of:
1.		Individual	The individual
2.		Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.		Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	a.	The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
	b.	So-called trust account that is not a legal or valid trust under State law	The actual owner(1)
5.		Sole proprietorship	The owner(3)
For this type of account:		Give the employer identification number of:
6.		Sole proprietorship	The owner(3)
7.		A valid trust, estate, or pension trust	The legal entity(4)
8.		Corporate	The corporation
9.		Association, club, religious, charitable, educational, or other tax-exempt organization account	The organization
10.		Partnership or limited liability company	The partnership or limited liability company
11.		A broker or registered nominee	The broker or nominee
12.		Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)
List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)
Circle the minor's name and furnish the minor's social security number.

(3)
You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).

(4)
List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note:  If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees generally exempted from withholding include the following:

•
A corporation.

•
A financial institution.

•
An organization exempt from tax under section 501(a), an individual retirement plan or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

•
The United States or a State, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

•
A foreign government or any political subdivision, agency or instrumentality thereof.

•
An international organization or any agency or instrumentality thereof.

•
A dealer in securities or commodities registered in the U.S. or a possession of the U.S.

•
A real estate investment trust.

•
A common trust fund operated by a bank under section 584(a).

•
An entity registered at all times during the tax year under the Investment Company Act of 1940.

•
A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

•
A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•
Payments to nonresident aliens subject to withholding under section 1441.

•
Payments to partnerships not engaged in a trade or business in the U.S. and that have at least one nonresident alien partner.

•
Payments of patronage dividends where the amount received is not paid in money.

•
Payments made by certain foreign organizations.

•
Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

•
Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

•
Payments of tax-exempt interest (including exempt-interest dividends under section 852).

•
Payments described in section 6049(b)(5) to non United States persons.

•
Payments on tax-free covenant bonds under section 1451.

•
Payments made by certain foreign organizations.

•
Mortgage interest paid to you.

Exempt U.S. payees described above should file Form W-9 or a substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART II OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

PRIVACY ACT NOTICE.—Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers, who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold a portion of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES.

1.
FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.—If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

2.
CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING—If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

3.
CRIMINAL PENALTY FOR FALSIFYING INFORMATION—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

4.
MISUSE OF TAXPAYER IDENTIFICATION NUMBERS—If the payer discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

For additional information contact your tax consultant or the Internal Revenue Service.

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  Exhibit 99T3E.6
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9